Exhibit 5.2

Citigroup Center

153 East 53rd Street

New York, New York 10022-4675

To Call Writer Directly:		Facsimile:
212 446-4800	(212) 446-4800	(212) 446-4900

February 1, 2006

Digital River, Inc.

9625 W. 76th Street, Suite 150

Eden Prairie, Minnesota 55344

Re:          Digital River, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Digital River, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 1, 2006, relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rule and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under an indenture (the “Senior Indenture”) to be entered into and dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a form of which is incorporated by reference as Exhibit 4.5 to the Registration Statement, (iv) subordinated debt securities, in one or more series (the “Subordinated Debt Securities”, and together with the Senior Debt Securities, the “Debt Securities”), which may be issued under an indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into and dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, between the

Company and the Trustee, a form of which is incorporated by reference as Exhibit 4.6 to the Registration Statement, and (v) warrants to purchase Common Stock, Preferred Stock, Senior Securities and/or Subordinated Debt Securities (the “Warrants”), which may be issued pursuant to a warrant agreement to be entered into or dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”), by and between the Company and a bank or trust company as warrant agent.  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.        The form of the Registration Statement;

2.        The form of the Senior Indenture;

3.        The form of the Subordinated Indenture;

4.        The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), as certified by the Secretary of the State of the State of Delaware;

5.        The Amended and Restated Bylaws of the Company (the “Bylaws”);

6.        Officer’s Certificate certifying as to the (i) Certificate of Incorporation, (ii) Bylaws, (iii) corporate procedings taken by the Board of Directors of the Company to authorize the filing of the Registration Statement.

For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the legal capacity of all natural persons, the genuineness of such persons signing on behalf of the parties thereto, including the Company, and the due authorization, execution and delivery of all documents by the parties thereto, including the Company.  We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon the statements and representations of officers and other representations of the Company and others.

Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York, and represents our opinion as to how that issue would be resolved were it to be considered by a court in the State of New York.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, provided that: (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act, and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder , (iii) the Company is in good standing under the laws of the State of Delaware and in other jurisdictions in which it is qualified to do business, (iv) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (v) the terms of the Debt Securities and of their issuance and sale have been duly authorized by all necessary corporate action on the part of the Company (including, by the board of directors or any committee thereof and appropriate officers) and duly established in conformity with the applicable Indenture so as not to violate any applicable law or the Certificate of Incorporation or Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor and are issued and sold in accordance with the Indenture, the Registration Statement, the Prospectus, the related Prospectus Supplement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, we are of the opinion that the Debt Securities will constitute binding obligations of the Company.

Our opinion is subject to:  (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principals of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations.  “General principles of equity” include but are not limited to:  principles which limit the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform it’s obligations; principles affording equitable defenses such as waiver, laches and estoppel; and principles of materiality and equitable subordination.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities of “Blue Sky” laws of the various states to the Debt Securities.

This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  We assume no obligation to revise or supplement this opinion should the present laws of the State of New York the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ KIRKLAND & ELLIS LLP